February 28, 1996


Legg Mason Global Trust, Inc.
111 South Calvert Street
Baltimore, Maryland 21202


Dear Sirs:

     Legg Mason Global Trust, Inc. (the "Company") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated December 31, 1992. We understand that the Company is about to file Rule 24f-2 Notices pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares of capital stock, par value $0.001 per share, in the series known as Legg Mason Global Government Trust and Legg Mason Global Equity Trust (formerly Legg Mason International Equity Trust), which it has registered under the Securities Act of 1933, as amended, ("1933 Act") and which were sold during the fiscal year ended December 31, 1995.

     We have, as counsel, participated in various corporate and other matters relating to the Company. We have examined copies of the Articles of Incorporation and By-Laws, as now in effect, and the minutes of meetings of the directors and other documents relating to the organization and operation of the Company, and we are generally familiar with its corporate affairs. Based upon the foregoing, it is our opinion that the shares of capital stock of the Company sold during the fiscal year ended December 31, 1995, the registration of which will be made definite by the filing of the Rule 24f-2 Notices, were legally issued, fully paid and non-assessable. We express no opinion as to compliance with the 1933 Act, the Investment Company Act of 1940 or applicable state securities laws in connection with the sale of shares of capital stock.

     We hereby consent to this opinion accompanying the Rule 24f-2 Notices which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Legg Mason Global Trust's Legal Counsel" in the statement of additional information, which is incorporated by reference into the prospectus and filed as part of the Company's registration statement.



                                   Sincerely,

                                   KIRKPATRICK & LOCKHART



                                   By:/s/Arthur C. Delibert
                                        Arthur C. Delibert